SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 17, 2002




                         CITIZENS COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                  001-11001              06-0619596
  (State or other jurisdiction       (Commission          (I.R.S. Employer
        of incorporation)            File Number)         Identification No.)

                                3 High Ridge Park
                           Stamford, Connecticut                 06905
               (Address of Principal Executive Offices)       (Zip Code)

                                 (203) 614-5600
               Registrant's Telephone Number, Including Area Code



                           No Change Since Last Report
                           ---------------------------
         (Former name or former address, if changed since last report)

Item 5.   Other Events.

     Citizens   Communications   Company  today  announced  (i)  the  successful
completion of its cash tender offer at $0.70 per share for all of the outstanding publicly-held Class A common shares of Electric Lightwave, Inc. ("ELI") that Citizens does not own and (ii) the prepayment by Citizens of all $400 million outstanding under ELI's bank facility. The Offer expired by its terms at midnight, New York City time, on Monday, June 17, 2002. The tendered shares combined with shares already owned by Citizens and its subsidiaries represent approximately 95.5% of the outstanding shares of ELI's Class A common stock. Citizens has accepted for payment all validly tendered shares and will make prompt payment to the Depositary for the accepted shares. Citizens expects to complete a "short-form" merger in which ELI will become a wholly-owned, not publicly traded subsidiary of Citizens.


Item 7.   Financial Statements, Exhibits.

          (c) Exhibits

          1.1 Press Release of Citizens Communications Company released June 18, 2002, announcing that (i) Citizens has successfully completed the tender offer for all outstanding shares of Class A common stock of Electric Lightwave, Inc. and (ii) Citizens will prepay all $400 million outstanding under ELI's bank facility.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CITIZENS COMMUNICATIONS COMPANY


Date: June 18, 2002              By: /s/ Donald B. Armour
                                    -------------------------------------------
                                 Name:   Donald B. Armour
                                 Title:  Vice President Finance and Treasurer

Exhibit 1.1

                                                   Citizens Communications
                                                   3 High Ridge Park
                                                   Stamford, CT  06905
                                                   203.614.5600
                                                   Web site: www.czn.net
-------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE

Contact:
Brigid Smith
Assistant Vice President
Corporate Communications
203.614.5042
bsmith@czn.com


                            CITIZENS COMPLETES OFFER
              FOR ELECTRIC LIGHTWAVE, INC. AND WILL REPAY BANK DEBT


STAMFORD, Conn., June 18, 2002 -- Citizens Communications Company (NYSE: CZN) today announced the successful completion of its cash tender offer at $0.70 per share for all of the outstanding publicly held Class A common shares of Electric Lightwave, Inc. ("ELI") that Citizens does not own. In addition, Citizens will prepay all $400 million outstanding under ELI's bank facility and cancel all commitments thereunder by the end of June, 2002.

The Offer expired by its terms at midnight, New York City time, on Monday, June 17, 2002. Citizens estimates that 6,346,451 Shares, including guaranteed deliveries, were tendered. The tendered Shares, combined with the Shares already owned by Citizens and its subsidiaries, represent approximately 95.5 percent of the outstanding shares of ELI's Class A common stock. Citizens has accepted for payment all validly tendered Shares and will make prompt payment to the Depositary for the accepted shares.

Citizens expects to complete a "short-form" merger in which ELI will become a wholly owned, not publicly traded subsidiary of Citizens. In the merger, each share of ELI common stock that was not tendered, other than shares owned by Citizens and its subsidiaries and stockholders validly exercising appraisal rights under Delaware law, will be converted into a right to receive $0.70 in cash without interest. Completion of the merger is expected by the end of June, 2002.

About Citizens Communications Company
Citizens Communications provides wireline communications services to 2.5 million telephone access lines in 24 states. It was the seventh largest local access telephone provider in the United States as of December 31, 2001. The company also provides competitive local exchange services in the West through Electric Lightwave, Inc. In addition, the company provides natural gas transmission and distribution and electric transmission and distribution to customers in Arizona, Hawaii and Vermont. The company plans to divest these utility operations to focus upon telecommunications. More information about Citizens can be found at www.czn.net.

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